Exhibit 99.2


                              Attachment to Form 4


                             JOINT FILER INFORMATION


Name and Address:                            Third Point Partners L.P.
                                             c/o Third Point LLC
                                             390 Park Avenue
                                             New York, New York  10022


Date of Earliest Transaction Required
     to be Reported                          07/23/08
Issuer and Ticker Symbol:                    Baseline Oil & Gas Corp. (BOGA)
Relationship to Issuer:                      10% Owner (4)
Designated Filer:                            Third Point LLC


TABLE I INFORMATION


None.


TABLE II INFORMATION


Title of Derivative Security:                14% Senior Subordinated Convertible
                                             Secured Notes due 2013
Conversion or Exercise Price of
    Derivative Security                      (2)
Transaction Date:                            07/23/08
Transaction Code:                            P
Number of Derivative Securities
     Acquired (A):                           $1,771,000
Date Exercisable                             10/01/2007
Expiration Date:                             10/01/2013
Title of Underlying Securities:              Common Stock
Amount of Underlying Securities:             2,459,919 (3)
Price of Derivative Security:                $1,970,238
Number of Derivative Securities
     Beneficially Owned Following
     Reported Transactions                   $3,628,000 (4)
Ownership Form of Derivative Security:       D (4)
Nature of Indirect Beneficial Ownership:     n/a